Exhibit 99.1
Perimeter Solutions Enhances Senior Management Structure to Embrace the Future of the Fire Safety Industry
Clayton, MO 9 March 2023 – The Board of Directors of Perimeter Solutions SA (NYSE: PRM) (“Perimeter” or the “Company”) is pleased to announce the following modifications to the Company’s senior management structure:
a.Edward Goldberg will assume the position of Vice Chairman
b.Haitham Khouri will assume the position of Chief Executive Officer
“At Perimeter Solutions, we plan for the future. We have been leaders in the fire safety business for 60 years, and we intend to remain that way,” said Nicholas Howley, co-Chairman of the Board of Directors. “We believe that these changes will strengthen our Company, and enhance our ability to create shareholder value. Haitham has been involved with Perimeter for several years. He led the Company’s acquisition and public listing, and, since 2021, has served as Perimeter’s Vice Chairman, and as Chairman of the Executive Committee. In these roles, Haitham has been intimately involved with Perimeter’s operations, as well as our value-creation focused business unit reorganization, while also leading our capital allocation initiatives. Haitham’s in-depth operational experience at Perimeter, combined with his experience as an investor, make him uniquely qualified for this new assignment. I believe that Haitham can create significant value as CEO.”
William N. Thorndike, co-Chairman of the Board of Directors, said, “Eddie Goldberg has built Perimeter into the company it is today. He led the business over two decades, including through its carve-out into a stand-alone company, as well as through its transition to the public markets. In his role as Vice Chairman, and as an ongoing member of Perimeter’s Board of Directors, Eddie will continue to deploy his unparalleled knowledge of our company, customers, and industry in service of Perimeter. Specifically, Eddie will enhance his focus on growing Perimeter’s market presence across our Fire Safety markets. We anticipate that Eddie will create significant value in this role, as he has done for over two decades at Perimeter.”
Mr. Goldberg commented:
“Working alongside the brave men and women who respond to the challenges of firefighting is a privilege and a commitment that I am honored to keep. I have been, and will continue to be, supported by the most talented, most dedicated people in the fire safety business. Worldwide the threat of wildfires is impacting us more and more every year. The world will need what we are able to do more than ever in the upcoming years. I look forward to continue helping create the solutions that will build a better firefighting future.”
Mr. Khouri commented:
“It’s deeply meaningful to be entrusted with the leadership of such a special company, and in the service of such a significant mission. I’m thankful to our Board of Directors for their confidence in me, to Eddie for his continued partnership and mentorship, and to the entire Perimeter team for what they do on a daily-basis in service of our life-saving mission.
I’m also thankful to our shareholders for the faith they place to with us, and which we will do everything in our power to reward.”

About Perimeter Solutions
Headquartered in St. Louis, Missouri, Perimeter Solutions (NYSE: PRM) is a premier global solutions provider, producing high-quality firefighting products and lubricant additives. The company develops products that impact critically important issues of life – issues where there often is no room for error and the job doesn’t offer second chances. At Perimeter, we characterize the solutions we develop as ‘Trusted Solutions that Save’ – because it underscores what we are trying to accomplish for our customers and the world at large. Perimeter Solutions produces major brands known throughout the world like PHOS-CHEK® and FIRE-TROL® retardant, foam concentrates and gel products; AUXQUIMIA® and SOLBERG® firefighting foam concentrates; and BIOGEMA® extinguishing agents and retardants. For more info on how we use our experience, responsibility, and integrity to deliver trusted solutions that help improve firefighting performance, visit: www.perimeter-solutions.com.
Media Contact
Resource Advantage
Barbara A. Mecchi-Knoll
bmecchi@resourceadvantage.com